UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT                                                                                                November 29, 2007

(DATE OF EARLIEST EVENT REPORTED)                                                                                                                     November 27, 2007

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas  77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 27, 2007, the Registrant and certain of its subsidiaries entered into Amendment No. 2 to its Amended and Restated Revolving Credit Agreement (the “Amendment”) among the Registrant, as Guarantor, Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, each a wholly-owned subsidiary of the Registrant, as Borrowers, and the agent and lender parties identified therein.  The Amendment increases the size of the unsecured revolving credit facility from $700 million to $1.0 billion and extends the facility’s accordion feature such that, subject to the receipt of additional commitments, the facility could be further upsized from $1.0 billion to $1.3 billion. All other previously disclosed significant terms and provisions of the Amended and Restated Credit Agreement remain in effect and unmodified.  A copy of the Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of the Amendment provided under Item 1.01 above.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1

Amendment No. 2 to Amended and Restated Revolving Credit Agreement, dated as of November 27, 2007, among the Registrant, Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, and the agent and lender parties identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By: BOARDWALK GP, LP,
       its general partner

By: BOARDWALK GP, LLC,
       its general partner

By: /s/ Jamie L. Buskill
Jamie L. Buskill
Chief Financial Officer

Dated: November 29, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amendment No. 2 to Amended and Restated Revolving Credit Agreement, dated as of November 27, 2007, among the Registrant, Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, and the agent and lender parties identified therein.